NSAR ITEM 77O
October1, 2000 to March 31, 2001
VK Municipal Income Fund
10f-3 Transactions


Underwriting #      Underwriting        Purchased From   Amount of Shares       % of       Date of Purchase
                                                           Purchased         Underwriting
      1.            New Jersey Transit  Merrill Lynch     10,000             1.44%         10/06/00
                    Corporation

      2.            Nassau County       Goldman Sachs     10,000             3.93%         10/19/00
                    Financial Authority

      3.            MA Federal Highway  Lehman Brothers    7,500             1.30%         11/17/00

      4.            Houston, TX Public  Bear Stearns       3,000             1.48%         11/30/00
                    Improvement

      5.            Oklahoma City       Bank of Oklahoma   1,550             2.53%         12/15/00
                    Airport AMT

      6.            City of New York    J. P. Morgan       5,000             1.32%          12/22/00


Underwriting Participants for #1

Merrill Lynch & Co.
PaineWebber Incorporated
Loop Capital Markets
A.G. Edwards & Sons, Inc.
Dain Rauscher Inc.
Gibraltar Securities Co.
Golden Harris Capital Group
Goldman, Sachs & Co.
Morgan Stanley Dean Witter.
Ramirez & Co., Inc.
First Union National Bank Inc.


Underwriting Participants for #2

Goldman, Sachs & Co.
PaineWebber Incorporated
First Albany Corporation
Morgan Stanley Dean Witter
Salomon Smith Barney
M.R. Beal & Company
Fleet Securities, Inc.
Merrill Lynch & Co.
Ramirez & Co., Inc
Roosevelt & Cross, Inc.
William E. Simon & Sons Municipal Securities

Underwriting Participants for #3

Lehman Brothers
Bear, Stearns & Co. Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
PaineWebber Incorporated
Salomon Smith Barney
Fleet Securities
State Street Capital Markets, LLC
Advest, Inc.
A.G. Edwards & Sons, Inc.
CIBC World Markets Corp.
Corby North Bridge Securities
Dain Rauscher Inc.
Fahnestook & Co. Inc.
First Albany Corporation
First Union National Bank
H.C. Wainwright & Co., Inc.
Janney Montgomery Scott LLC
Mellon Financial Markets LLC
Merrill Lynch & Co.
Morgan Stanley Dean Witter
Prudential Securities
Ramirez & Co. Inc.
Raymond James & Associates, Inc.
Tucker Anthoney Incorporated

Underwriting Participants for #4

Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Salomon Smith Barney
Siebert Brandford Shank & Co.
A.G. Edwards & Sons, Inc.
Banc One Capital Markets, Inc.
Morgan Stanley Dean Witter
Southwest Securities
The Chapman Company

Underwriting Participants for #5

Morgan Stanley Dean Witter
Salomon Smith Barney
M. Keegan

Underwriting Participants for #6

Goldman Sachs & Co.
Dain Rauscher
Merrill Lynch
Ramirez & Cross Inc.
Salomon Smith Barney
First Albany Corporation
Morgan Stanley Dean Witter
Roosevelt
Bear Stearns
Lehman Brothers & Co.
PaineWebber Incorporated
Advest Inc.